As filed with the Securities and Exchange Commission on October 1, 2018

Registration Nos. 333-186072

333-172605

333-160915

333-152426

333-153548

333-147977

333-121379

333-111814

333-106163

333-102051

333-75734

333-54230

333-30972

333-71455

333-48341

333-48363

033-65247

033-65245

033-57457

033-57459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-186072

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-172605

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-160915

Post-Effective Amendment No. 2 to Form S-8, Registration Statement No. 333-152426

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-153548

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-147977

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-121379

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-111814

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-106163

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-102051

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-75734

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-54230

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-30972

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-71455

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-48341

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-48363

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 033-65247

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 033-65245

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 033-57457

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 033-57459

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCERRA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2594045
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

825 University Avenue

Norwood, MA 02062-2643

Telephone: (781) 461-1000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Second Amended and Restated 2004 Employee Stock Purchase Plan

LTX-Credence Corporation 2010 Stock Plan

Amended And Restated LTX-Credence Corporation 2004 Employee Stock Purchase Plan

Credence Systems Corporation 2005 Stock Incentive Plan, as amended and restated

Credence Systems Corporation 1993 Stock Option Plan, as amended and restated

Inducement Stock Option Grant to Kevin C. Eichler (Grant Date of January 7, 2008)

Inducement Stock Option Grant to Laura Owen (Grant Date of July 16, 2007)

Inducement Stock Option Grant to Amir Aghdaei (Grant Date of August 10, 2007)

Inducement Stock Option Grant to Joy Leo (Grant Date of April 16, 2007)

Inducement Stock Option Grant to Pat Brady (Grant Date of April 16, 2007)

NPTest Holding Corporation 2003 Stock Incentive Plan

Optonics, Inc. 2001 Stock Option and Incentive Plan

Fluence Technology, Inc. 1997 Stock Option Plan

Credence Systems Corporation Supplemental Stock Option Plan

Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan

TMT, Inc. 1996 Stock Option Plan

2004 Stock Plan

2004 Employee Stock Purchase Plan

STI 2000 Stock Plan

2001 Stock Plan

1999 Stock Plan

1993 Employees’ Stock Purchase

1990 Stock Option Plan

1990 Employees’ Stock Purchase Plan

1995 LTX (Europe) Ltd. Approved Stock Option Plan

(FULL TITLE OF THE PLAN)

Thomas D. Kampfer

General Counsel and Secretary

Xcerra Corporation

825 University Avenue

Norwood, MA 02062

(781) 461-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul J. Shim

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Tel.: (212) 225-2000

Fax: (212) 225-3999

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed to remove from registration all unsold securities of Xcerra Corporation, a Massachusetts corporation (the “Company”) registered under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-186072, filed on January 17, 2013, registering the offer and sale of 800,000 shares of Common Stock, $0.05 par value per share, issuable under the Second Amended and Restated LTX-Credence Corporation 2004 Employee Stock Purchase Plan

•

Registration Statement No. 333-172605, filed on March 3, 2011, registering the offer and sale of 7,433,350 shares of Common Stock, $0.05 par value per share, issuable under the 2004 Stock Plan and the 2005 Stock Incentive Plan

•

Registration Statement No. 333-160915, filed on July 30, 2009, registering the offer and sale of 1,200,000 shares of Common Stock, $0.05 par value per share, issuable pursuant to future awards under the Amended and Restated LTX-Credence Corporation 2004 Employee Stock Purchase Plan

•

Registration Statement No. 333-152426, filed on September 18, 2008, registering the offer and sale of 7,766,164 shares of Common Stock, $0.05 par value per share, issuable upon the exercise of outstanding stock option and other equity-based awards granted under (i) the Credence Systems Corporation 2005 Stock Incentive Plan, as amended and restated, (ii) the Credence Systems Corporation 1993 Stock Option Plan, as amended and restated, (iii) the Inducement Stock Option Grant to Kevin C. Eichler (Grant Date of January 7, 2008), (iv) the Inducement Stock Option Grant to Laura Owen (Grant Date of July 16, 2007), (v) the Inducement Stock Option Grant to Amir Aghdaei (Grant Date of August 10, 2007), (vi) the Inducement Stock Option Grant to Joy Leo (Grant Date of April 16, 2007), (vii) the Inducement Stock Option Grant to Pat Brady (Grant Date of April 16, 2007), (viii) the NPTest Holding Corporation 2003 Stock Incentive Plan, (ix) the Optonics, Inc. 2001 Stock Option and Incentive Plan, (x) the Fluence Technology, Inc. 1997 Stock Option Plan, (xi) the Credence Systems Corporation Supplemental Stock Option Plan, (xii) the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan, and (xiii) the TMT, Inc. 1996 Stock Option Plan

•

Registration Statement No. 333-153548, filed on September 18, 2008, registering the offer and sale of 8,819,965 shares of Common Stock, $0.05 par value per share, issuable pursuant to future awards under the Credence Systems Corporation 2005 Stock Incentive Plan, as Amended and Restated

•

Registration Statement No. 333-147977, filed on December 11, 2007, registering the offer and sale of 8,642,704 shares of Common Stock, $0.05 par value per share, issuable under the 2004 Stock Plan to the extent such shares are not issued under the Registrant’s 2001 Stock Plan or 1999 Stock Plan

•	Registration Statement No. 333-121379, filed on December 17, 2004, registering the offer and sale of 4,000,000 shares of Common Stock, $0.05 par value per share, issuable under the 2004 Stock Plan

•

Registration Statement No. 333-111814, filed on January 9, 2004, registering the offer and sale of 1,200,000 shares of Common Stock, $0.05 par value per share, issuable under the 2004 Employee Stock Purchase Plan

•	Registration Statement No. 333-106163, filed on June 16, 2003, registering the offer and sale of 265,000 shares of Common Stock, $0.05 par value per share, issuable under the STI 2000 Stock Plan

•	Registration Statement No. 333-102051, filed on December 20, 2002, registering the offer and sale of 2,425,000 shares of Common Stock, $0.05 par value per share, issuable under the 2001 Stock Plan

•	Registration Statement No. 333-75734, filed on December 21, 2002, registering the offer and sale of 2,350,000 shares of Common Stock, $0.05 par value per share, issuable under the 2001 Stock Plan

•	Registration Statement No. 333-54230, filed on January 24, 2002, registering the offer and sale of 2,325,000 shares of Common Stock, $0.05 par value per share, issuable under the 1999 Stock Plan

•	Registration Statement No. 333-30972, filed on February 23, 2000, registering the offer and sale of 2,100,000 shares of Common Stock, $0.05 par value per share, issuable under the 1999 Stock Plan

•

Registration Statement No. 333-71455, filed on January 29, 1999, registering the offer and sale of 1,500,000 shares of Common Stock, $0.05 par value per share, issuable under the 1993 Employees’ Stock Purchase Plan

•	Registration Statement No. 333-48341, filed on March 20, 1998, registering the offer and sale of 1,525,000 shares of Common Stock, $0.05 par value per share, issuable under the 1990 Stock Option Plan

•

Registration Statement No. 333-48363, filed on March 20, 1998, registering the offer and sale of 300,000 shares of Common Stock, $0.05 par value per share, issuable under the 1990 Employees’ Stock Purchase Plan

•

Registration Statement No. 033-65247, filed on December 21, 1995, registering the offer and sale of 1,000,000 shares of Common Stock, $0.05 par value per share, issuable under the 1990 Stock Option Plan

•

Registration Statement No. 033-65245, filed on December 21, 1995, registering the offer and sale of 600,000 shares of Common Stock, $0.05 par value per share, issuable under the 1993 Employees’ Stock Purchase Plan

•

Registration Statement No. 033-57457, filed on January 26, 1995, registering the offer and sale of 1,200,000 shares of Common Stock, $0.05 par value per share, issuable under the 1990 Stock Option Plan

•

Registration Statement No. 033-57459, filed on January 26, 1995, registering the offer and sale of 100,000 shares of Common Stock, $0.05 par value per share, issuable under the 1995 LTX (Europe) Ltd. Approved Stock Option Plan

Pursuant to an Agreement and Plan of Merger dated as of May 7, 2018 (the “Merger Agreement”) among Cohu, Inc., a Delaware corporation (“Parent”), the Company and Xavier Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on October 1, 2018 (the “Effective Time”).

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post–effective amendment any securities registered under the Registration Statements which remain unsold at the termination of the offering, the Company hereby removes from registration any securities registered under the Registration Statements which remained unsold as of the Effective Time, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

In addition, on October 1, 2018, NASDAQ filed Form 25 to delist the Company’s shares of common stock. The Company intends to file Form 15 to terminate registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its duty to file reports under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, State of Massachusetts, on October 1, 2018.

XCERRA CORPORATION

By:	/s/ Jeffrey D. Jones
Name:	Jeffrey D. Jones
Title:	VP Finance, Treasurer and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.